UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2020, Harrow Health, Inc. (the “Company”) entered into an unsecured promissory note and related Business Loan Agreement with Renasant Bank, as lender, for a loan (the “Loan”) in the principal amount of one million nine hundred sixty seven thousand one hundred dollars ($1,967,100) and received cash proceeds of the same amount, pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), which was enacted March 27, 2020. The PPP is administered by the U.S. Small Business Administration.

Under the terms of the Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Loan is two years, unless sooner required in connection with an event of default under the Loan. To the extent the Loan amount is not forgiven under the PPP, the Company is obligated to make equal monthly payments of principal and interest, beginning seven months from the date of the Note, until the maturity date.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of the PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments (it being anticipated that at least 75% of the loan amount will be required to be used for eligible payroll costs); the employer maintaining or rehiring employees and maintaining salaries at certain levels; and other factors. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible expenses during the covered eight-week period will qualify for forgiveness. While the Company intends to use proceeds from the Loan for such qualifying expenses, in particular maintaining continuity of its payroll and workforce (including staff critical to the timely production and dispensing of medicines the Company makes), no assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part.

The foregoing is only a brief description of the Loan and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: April 29, 2020	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer